Exhibit 3.2

CT-397836 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Phygital Immersive Limited having by Special resolution dated 28th day of June Two Thousand Twenty-Three changed its name, is now incorporated under name of Captivision Inc. Given under my hand and Seal at George Town in the Island of Grand Cayman this 29th day of June Two Thousand Twenty-Three An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 499362193124 www.verify.gov.ky 30 June 2023